Exhibit 99.1

Stewart E. McClure, Jr.	Gerard Riker
President and Chief Executive Officer	EVP and Chief Financial Officer
908-630-5000	908-630-5018

PRESS RELEASE FOR IMMEDIATE RELEASE

SOMERSET HILLS BANCORP REPORTS EARNINGS
AND A QUARTERLY CASH DIVIDEND OF $0.05 PER SHARE

BERNARDSVILLE, NJ – July 24, 2008…Somerset Hills Bancorp (NASDAQ:SOMH) reported net income for the quarter and six months ended June 30, 2008.  For the quarter ended June 30, 2008, net income was $367,000, or $0.07 per diluted share compared to $0.10 per diluted share during the second quarter 2007.  For the six months ended June 30, 2008, net income was $811,000, or $0.15 per diluted share compared to $0.19 per diluted share for the six months ending June 30, 2007.

The Company’s net interest income increased in both the quarterly and six month periods, to $2.7 million in the current quarter and $5.3 million for the first six months of 2008. These increases were offset by declines in non-interest income and increased non-interest expense and an increase in the provision for loan losses. The increase in the provision reflects the increase in our non performing assets.

At June 30, 2008, loans increased $10.0 million, or 5.0% to $209.1 million from $199.1 million when compared to June 30, 2007.  At June 30, 2008, deposits decreased $18.4 million, or 7.3% to $234.7 million from $253.1 when compared to June 30, 2007. The decrease in deposits is primarily related to the payout of funds held in accounts at the Bank pending consummation of certain customer transactions that closed during the second quarter and the run off of time deposits originated at promotional rates in connection with the opening of the Bank’s Long Valley and Madison branches. The Bank also increased its borrowed funds to $11 million at June 30, 2008, from no borrowed funds at June 30, 2007. The increase reflects a strategic asset liability decision made during the fourth quarter of 2007 and the first quarter of 2008 to utilize borrowings as a cost efficient source of funding. During the same period the net interest margin increased from 3.91% to 4.19%. Core deposits represent 86.2% of total deposits at June 30, 2008.

At June 30, 2008, total assets were $283.5 million, compared to $291.5 million at June 30, 2007. The decline in assets reflects the decline in deposits described above.

Stewart E. McClure, Jr., President and Chief Executive Officer said “During the first half of 2008, the difficult economic conditions continue and this has made for an extremely challenging operating environment for banks.  Loan demand remains weak and competition for deposits is fierce.  As I mentioned in our first quarter release, this is a time to be cautious, with our focus on credit quality, improving technology and operations and taking a close look at expenses. With that in mind I am pleased that non-performers and OREO were reduced during the second quarter, to $2.4 million from $2.8 million, and our non interest expenses for the quarter grew only 0.8% over the same period last year. Our net interest margin of 4.19% and core deposit ratio of 86% are gratifying in this market.  We also introduced our new remote deposit product named EZ SCAN and we’re excited about the opportunities this provides to enhance existing relationships and attract new ones. Although no one can predict with certainty when the economy will turn around, we are grateful to face these challenges in a relatively strong geographic area and with a great franchise, from a profitable operation, and with a significant amount of capital.”

Somerset Hills Bancorp also declared a cash dividend of $0.05 per share payable August 29, 2008 to shareholders of record as of August 15, 2008.

Somerset Hills Bancorp is a bank holding company for Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Long Valley, Madison, Mendham, Morristown, and Summit, New Jersey.  Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers.  The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC, a wholly owned subsidiary licensed to provide financial services, including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property Title Group, provides title services in connection with the closing of real estate transactions.  The common stock of the company is traded on NASDAQ Global Market under the symbol SOMH.  You can visit our website at www.somersethillsbank.com.

($ in thousands except per share data)	Six Months Ended
	June 30
	2008	2007

Income Statement Data:

Interest income	$7,632	$8,865
Interest expense	2,294	3,710
Net interest income	5,338	5,155
Provision for loan losses	215	0
Net interest income after prov. for loan losses	5,123	5,155
Non-interest income	987	1,272
Non-interest expense	4,976	4,901
Income before income taxes	1,134	1,526
Income tax expense	323	470
Net income	$811	$1,056

Balance Sheet Data:

Total assets	$283,517	$291,452
Loans, net	206,163	196,819
Loans held for sale	4,419	9,286
Allowance for loan losses	3,041	2,170
Investment securities held to maturity	12,056	13,420
Investment securities held for sale	25,949	36,726
Deposits	234,735	253,079
Borrowings	11,000	0
Shareholders' equity	36,510	37,152

Performance Ratios:

Return on average assets	0.59%	0.73%
Return on average equity	4.39%	5.60%
Net interest margin	4.19%	3.91%
Efficiency ratio	78.68%	76.3%

Asset Quality:

Nonaccrual loans	2,100	217
OREO property	260	0
Net charge-offs (recoveries)	375	0
Allowance for loan losses to total loans	1.45%	1.09%
Nonperforming loans to total loans	1.00%	0.11%

Per Share Data:

Earnings per share- Basic	$0.16	$0.20
Earnings per share- Diluted	$0.15	$0.19
Book value per share	$7.08	$7.19
Tangible book value	$7.08	$6.95

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Loans, including fees	$3,168	$3,617	$6,605	$7,162
Federal funds sold	51	203	87	347
Investment securities	457	649	929	1,326
Cash and due from banks	5	16	11	30
Total interest income	3,681	4,485	7,632	8,865
INTEREST EXPENSE
Deposits	913	1,874	2,112	3,708
Federal Home Loan Bank advances	92	-	182	2
Total interest expense	1,005	1,874	2,294	3,710
Net Interest Income	2,676	2,611	5,338	5,155
PROVISION FOR LOAN LOSSES	145	-	215	-
Net interest income after provision for
loan losses	2,531	2,611	5,123	5,155
NON-INTEREST INCOME
Service fees on deposit accounts	76	90	142	169
Gains on sales of mortgage loans, net	288	423	545	838
Other income	158	161	300	265
Total Non-Interest Income	522	674	987	1,272
NON-INTEREST EXPENSE
Salaries and employee benefits	1,310	1,334	2,615	2,594
Occupancy expense	474	468	958	922
Advertising & business promotions	84	114	144	226
Printing stationery and supplies	54	69	97	135
Data processing	142	127	281	262
Other operating expense	475	406	881	762
Total Non-Interest Expense	2,539	2,518	4,976	4,901
Income before provision for taxes	514	767	1,134	1,526
PROVISION FOR INCOME TAX	147	231	323	470
	$367	$536	$811	$1,056
Per share data
Net income - basic	$0.07	$0.10	$0.16	$0.20
Net income - diluted	$0.07	$0.10	$0.15	$0.19

	June 30, 2008	December 31, 2007
	(Unaudited)	(Unaudited)

ASSETS

Cash and due from banks	$12,463	$12,009
Interest bearing deposits	236	60
Federal funds sold	4,100	5,800
Total cash and cash equivalents	16,799	17,869

Loans held for sale,net	4,419	3,063
Investment securities held to maturity (Market value	12,056	13,646
$ 11,736 in 2008 and $ 13,531 in 2007)
Investment securities available- for- sale	25,949	27,954

Loans receivable	209,071	208,376
less allowance for loan losses	(3,041)	(3,201)
deferred costs	133	82
Net loans receivable	206,163	205,257

Premises and equipment, net	6,253	6,343
Bank owned life insurance	8,284	8,111
Accrued interest receivable	1,203	1,435
Deferred tax asset	824	723
Other assets	1,567	1,069
Total assets	$283,517	$285,470

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Non-interest bearing deposits-demand	$48,712	$53,783
Interest bearing deposits-NOW,
money market and savings	153,695	159,462
Certificates of deposit, under $100,000	18,268	19,170
Certificates of deposit, $100,000 and over	14,060	12,258
Total deposits	234,735	244,673

Federal Home Loan Bank advances	11,000	3,000
Accrued interest payable	429	523
Taxes Payable	163	-
Other liabilities	680	653
Total liabilities	247,007	248,849
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock-1,000,000 shares authorized; none issued	-	-
*Common stock- authorized,9,000,000 shares
of no par value;issued and outstanding,
5,155,810 shares in 2008 and 5,176,586 in 2007	37,245	37,513
Accumulated deficit	(565)	(896)
Accumulated other comprehensive (loss) income	(170)	4
Total stockholders` equity	36,510	36,621
Total liabilities and
stockholders' equity	$283,517	$285,470

*Restated to reflect 5% stock dividend